SCHEDULE 14A
(Rule 14a–101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☑           Definitive Proxy Statement
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☐           Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PREMIER FINANCIAL BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

________________________________________________________
(Name of Person Filing Proxy Statement, if other than Registrant)

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PREMIER FINANCIAL BANCORP, INC.
2883 5th Avenue
Huntington, West Virginia 25702
________________

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD

JUNE 17, 2009
________________

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Premier Financial Bancorp, Inc. will be held at the Pullman Plaza Hotel located at 1001 3rd Avenue, Huntington, West Virginia on Wednesday, June 17, 2009 at 10:30 a.m. (EDT) for the following purposes:

(1)	To elect the nine (9) nominees named in the accompanying proxy statement as directors to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and qualified;

(2)	To ratify the appointment of Crowe Horwath, LLP as the Company’s independent accountants for the 2009 fiscal year;

(3)	To consider and approve an advisory (non-binding) proposal on executive compensation; and

(4)	To transact such other business as may properly come before the meeting.

The Board of Directors has set the close of business on April 29, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 17, 2009.  The 2009 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2008 are also available at www.cfpproxy.com/4881.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY OTHER ACCEPTED MEANS OF EXECUTION (INTERNET, TELEPHONE, ETC).  SHAREHOLDERS ATTENDING THE MEETING IN PERSON MAY VOTE IN PERSON THOUGH YOU HAVE PREVIOUSLY EXECUTED A PROXY.

By Order of the Board of Directors,
/s/ E. V. Holder, Jr.
E. V. Holder, Jr.
Secretary

Huntington, West Virginia
May 14, 2009

PREMIER FINANCIAL BANCORP, INC.
2883 5th Avenue
Huntington, West Virginia 25702

________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD

JUNE 17, 2009
________________

INTRODUCTION

This Proxy Statement is being furnished to shareholders of Premier Financial Bancorp, Inc., a Kentucky corporation (the "Company" or “Premier”), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of record of the Company's outstanding shares of common stock, no par value per share (the "Common Stock"), as of the close of business on April 29, 2009 for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, June 17, 2009 at 10:30 a.m. (eastern daylight time) at the Pullman Plaza Hotel, 1001 3rd Avenue, Huntington West Virginia and at any adjournment or postponement thereof.   The approximate mailing date of this Proxy Statement was May 14, 2009.

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, holders of shares of Common Stock will be asked to consider and vote upon the following matters:

(1)	The election of the nine nominees named in this proxy statements as directors of the Company who will serve until the 2010 Annual Meeting and until their successors are elected and qualified;

(2)	The ratification of the appointment of Crowe Horwath LLP as the Company's independent accountants for the fiscal year ending December 31, 2009;

(3)	To consider and approve an advisory (non-binding) proposal on executive compensation; and

(4)	The transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors has unanimously recommended that shareholders vote "FOR" the election of the Board of Directors’ nine nominees for election as directors of the Company, "FOR" the ratification of the Audit Committee of the Board of Directors’ appointment of Crowe Horwath LLP as the Company's independent accountants, and “FOR” the approval of the advisory proposal on executive compensation.  As of the date of this Proxy Statement, the Board of Directors knows of no other business to come before the Annual Meeting.

VOTING RIGHTS AND PROXY INFORMATION

Only holders of record of shares of Common Stock as of the close of business on April 29, 2009 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  Such holders of shares of Common Stock are entitled to one vote per share on any matter, other than the election of directors, that may properly come before the Annual Meeting.  In the election of directors, holders of Common Stock have cumulative voting rights whereby each holder is entitled to vote the number of shares of Common Stock held multiplied by nine (the number of directors to be elected at the Annual Meeting), and each holder may cast the whole number of votes for one candidate or distribute such votes among two or more candidates.  The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting.  As of Record Date there were 6,392,770 shares of Common Stock outstanding.

Those nominees for election to the Board of Directors receiving the nine highest number of votes in the election of directors will be elected to the Board.  The appointment of Crowe Horwath LLP as the Company's independent accountants for 2009 will be ratified if the votes cast in favor of ratification exceed the votes cast against ratification.

All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies.  If no instructions are indicated, such proxies will be voted for the election of the Board of Directors’ nine nominees as directors of the Company (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board's nominees to ensure the election of as many of the Board's nominees as possible) and for the ratification of the appointment of Crowe Horwath LLP as the Company's independent accountants.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).  Any written notice revoking a proxy should be sent to the Company, to the attention of E.V. Holder, Jr., Secretary.

The Company will bear the cost of this solicitation.  In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock, and will reimburse them for their expenses in so doing.  Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal meeting, mail, telephone, facsimile or other electronic means.

ANNUAL REPORT

The Company's 2008 Annual Report, which includes audited consolidated financial statements, accompanies this Proxy Statement.  The Company will furnish without cost to any shareholder, upon request, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.  Requests should be in writing and directed to the Company, to the attention of Brien M. Chase, Chief Financial Officer.

PRINCIPAL SHAREHOLDERS

    As of March 15, 2009, the following individuals or entities reported beneficial ownership of Common Stock in excess of 5% of the Company's outstanding Common Stock:

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF OUTSTANDING SHARES
Marshall T. Reynolds P.O. Box 4040 Huntington, West Virginia 25729	563,425	8.8%
John Sheldon Clark 1633 Broadway, 30th Floor New York, New York 10019	506,095	7.9%
Tontine Financial Partners, L.P. 55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830	471,774	7.4%

_______________

(1)
The information contained in this column is based upon information furnished to the Company by the named individuals and the shareholder records of the Company.  Except where otherwise indicated, this column represents the number of shares beneficially owned, which includes shares as to which a person has sole or shared voting and/or investment power.

ELECTION OF DIRECTORS
(Item 1 on Proxy)

A board of nine directors of the Company is to be elected at the Annual Meeting, each of whom is to serve, subject to the provisions of the Company's bylaws, until the 2010 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.  The names of the nominees proposed for election as directors, all of who are presently directors of the Company, are set forth below and the following information is furnished with respect to each:

Nominee	Principal Occupation or Employment(1)	Age	Director of Company Continuously Since

Toney K. Adkins	President and Chief Operating Officer, Champion Industries, Inc. (commercial printing and office supplies) (2)	59	7/12/91
Hosmer A. Brown, III	Attorney-at-Law	88	4/18/01
Edsel R. Burns	President, Energy Services of America, Corporation(3)	58	7/19/00
E.V. Holder, Jr.	Attorney-at-law	76	7/12/91
Keith F. Molihan	Retired Executive Director, Ironton/Lawrence County Area Community Action Organization	66	9/14/99
Marshall T. Reynolds	Chairman and Chief Executive Officer, Champion Industries, Inc. (4)	72	1/19/96
Neal W. Scaggs	President, Baisden Brothers, Inc.	73	9/8/98
Robert W. Walker	President and Chief Executive Officer of the Company(5)	62	10/17/01
Thomas W. Wright	Owner and Chairman, NexQuest, Inc. (management company)	56	4/18/01

(1)	Except where otherwise indicated, this principal occupation or employment has continued during the past five years.

(2)	Prior to becoming President and Chief Operating Officer of Champion Industries on January 25, 2005, Mr. Adkins served as its Vice President - Administration since 1996.

(3)
Prior to becoming President of Energy Services of America Corporation on October 1, 2008, Mr. Burns served as President of C. J. Hughes Construction Company since September, 2002.  He served as Chief Financial Officer of Genesis Health Systems from June 2001 until December 31, 2001.  He served as Chief Financial Officer of Central City Online from March 2000 to April 2001.  From January 1999 to March 2000 he was on the audit staff of Arnett and Foster, PLLC.  Prior to that, he worked in various financial positions with Banc One Corporation.

(4)
Mr. Reynolds serves as the Company's Chairman of the Board.  From 1985 to November 1993, Mr. Reynolds also served as Chairman of the Board of Directors of Bank One West Virginia, N.A. (and its predecessor, Key Centurion Bancshares, Inc.).

(5)
Prior to becoming the President and Chief Executive Officer of the Company, Mr. Walker was President of Boone County Bank, Inc. from September 1998 to October 2001.  Prior to that, Mr. Walker was a regional president at Bank One West Virginia N.A.

The Company’s Board of Directors recommends that shareholders vote "FOR" the election of each of the Company's nominees for election as a director.

The Board of Directors does not contemplate that any of the nominees will be unable to accept election as a director for any reason.  However, in the event that one or more of such nominees is unable or unwilling to serve, the persons named in the proxies or their substitutes shall have authority, according to their judgment, to vote or to refrain from voting for other individuals as directors.

    The Nominating Committee of the Board of Directors considers nominations of candidates for election as directors.  The Company's bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors (the "Shareholder Notice Procedure").  The Shareholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company.  Under the Shareholder Notice Procedure, to be timely, notice of shareholder nominations to be made at an annual or special meeting must be received by the Company not less than 14 days nor more than 50 days prior to the scheduled date of the meeting (or, if less than 21 days notice of the date of the meeting is given, the 7th day following the day such notice was given).

Under the Shareholder Notice Procedure, a shareholder's notice to the Company proposing to nominate a person for election as a director must contain certain information, including, without limitation, the identity and address of the nominating shareholder, the number of shares of Common Stock that are owned by such shareholder and the name and address of the proposed nominee.  If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated in accordance with the Shareholder Notice Procedure, such person will not be eligible for election as a director.

By requiring advance notice of nominations by shareholders, the Shareholder Notice Procedure affords the Nominating Committee of the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Nominating Committee, to inform shareholders about such qualifications.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meetings and Committees
During 2008, the full Board of Directors met sixteen times, the Compensation Committee and the Information Technology Committee each met three times, the Nominating Committee met once, and the Audit Committee met ten times.  Each director attended seventy-five percent or more of all meetings of the Board of Directors and committees of the Board on which he serves.  The Company strongly encourages all members of the Board of Directors to attend the annual meeting of shareholders each year.  At the prior year's annual shareholder meeting, all directors were in attendance.

The Board of Directors consists of a majority of "independent directors" as such term is defined in the Nasdaq Stock Market Marketplace Rules.  The Board of Directors has determined that Hosmer A. Brown, III, E.V. Holder, Jr., Keith F. Molihan, Neal W. Scaggs and Thomas W. Wright are independent directors.  The independent directors met twice in executive session during 2008.

The Board of Directors has adopted a formal policy by which shareholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: c/o Premier Financial Bancorp, Inc., 2883  5th Avenue, Huntington, West Virginia 25702.

     The Board of Directors has three standing committees: a Compensation Committee, a Nominating Committee and an Audit Committee.

Compensation of the Board of Directors
Directors who are not full time employees of the Company or any subsidiary receive fees of $1,000 a month for their services.  Board members are also reimbursed for expenses incurred in connection with their services as directors.  Directors receive no compensation for attending committee meetings.

Security Ownership by Directors and Officers
    The following table sets forth certain information concerning ownership of Premier’s Common Stock as of March 31, 2009 by (i) each of the directors, (ii) each executive officer, and (iii) all directors and executive officers as a group. Except as otherwise noted, each beneficial owner listed below has sole voting and investment power with respect to the shares listed next to the owner’s name.

Name of Beneficial Owner	Common Stock Beneficially Owned as of 3/15/2009(1)	Exercisable Options to Acquire Additional Common Stock as of 3/15/2009(2)	Percentage Of Outstanding Shares

Toney K. Adkins, Director	6,180		*
Hosmer A. Brown, III, Director	59,451		*
Edsel R. Burns, Director (3)	787		*
E.V. Holder, Jr., Director	16,720		*
Keith F. Molihan, Director	5,826		*
Marshall T. Reynolds, Chairman of the Board (4)	563,425		8.8%
Neal W. Scaggs, Director	6,825		*
Robert W. Walker, Director & Chief Executive Officer (5)	43,572	24,418	1.1%
Thomas W. Wright, Director	33,134		*
Brien M. Chase, Chief Financial Officer (6)	661	12,334	*
Dennis J. Klingensmith, Senior Vice President	2,758	14,000	*
Scot A. Kelley, Vice President, Credit Administration	641	3,500	*
Katrina Whitt, Vice President, Human Resources	0	3,500	*
All directors and executive officers as a group (13 in number)	739,980	57,752	12.5%

* The percentage of outstanding shares beneficially owned is less than 1%.

(1)
The information contained in this column is based upon information furnished to the Company by the named individuals and the shareholder records of the Company.  Except where otherwise indicated, this column represents the number of shares beneficially owned, which includes shares as to which a person has sole or shared voting and/or investment power.

(2)	Includes options that are exercisable or will become exercisable within 60 days of March 15, 2009.

(3)	Joint voting and investment power shared with spouse.

(4)
Includes 34,255 shares owned by a controlled corporation and 2,310 shares owned by spouse, with respect to which reporting person has no voting or investment power.  Mr. Reynolds has pledged 406,870 shares as collateral.

(5)	Includes 6,041 shares owned by spouse, with respect to which reporting person has no voting or investment power.

(6)	Includes 194 shares owned by spouse, with respect to which reporting person has no voting or investment power.

Other Directorships
The Company's Chairman of the Board, Marshall T. Reynolds, serves as a director of the following publicly held companies or banks whose shares are registered under the Securities Exchange Act of 1934: Abigail Adams Bancorp, Inc., Washington, D.C.; Champion Industries, Inc., Huntington, West Virginia; First Guaranty Bank, Hammond, Louisiana; First State Financial Corporation, Sarasota, Florida; Portec Rail Products, Inc. Pittsburgh, Pennsylvania, and Energy Services of America Corporation., Huntington, West Virginia.   Directors Neal W. Scaggs and Thomas W. Wright also serve as directors of First State Financial Corporation and Portec Rail Products, Inc.  Directors Scaggs, Keith F. Molihan and Edsel R. Burns also serve as directors of Energy Services of America Corporation.  In addition, director Scaggs is also a director of Champion Industries, Inc.

Nominating Committee
The Nominating Committee nominates individuals to serve on the Company’s Board of Directors, to serve on other committees of the Board of Directors, and to serve on the boards of directors of the Company’s subsidiaries.  The Nominating Committee currently consists of Messrs Scaggs, Molihan and Holder, all of whom are independent directors as defined in the Nasdaq Stock Market Marketplace Rules.  A copy of the Nominating Committee charter was attached as Exhibit A to the 2007 annual meeting proxy statement which was filed with the SEC on April 24, 2007.

When considering a potential director candidate, the Nominating Committee looks for personal and professional integrity, demonstrated ability and judgment and business experience.  The Nominating Committee will review and consider director nominees recommended by shareholders.  There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether the nominee is recommended by a shareholder.

Audit Committee
The Audit Committee meets with the Company’s financial management, internal auditors and independent auditors and reviews the accounting principles and the scope and control of the Company’s financial reporting practices.  The Audit Committee makes reports and recommendations to the Board with respect to audit matters and oversees the internal audit function, reviews the internal audit reports, and provides direction for the resolution of internal audit findings and recommendations.  The Audit Committee also recommends to the Board the appointment of the firm selected to be independent certified public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent certified public accountants the Company's annual audit and annual consolidated financial statements; and reviews with management the status of internal accounting controls and internal audit procedures and results.  The Audit Committee consists of Messrs. Brown, Scaggs, Wright and Molihan.  The Audit Committee is required to have and will continue to have at least three members, all of whom must be "independent directors" as defined in the Marketplace Rules of the Nasdaq Stock Market.

    The Board determined that Messrs. Brown, Scaggs, Molihan, and Wright are financially literate in the areas that are of concern to the Company, and are able to read and understand fundamental financial statements.  The Board has also determined that Messrs. Brown, Scaggs, Molihan, and Wright each meet the independence requirements set forth in the Marketplace Rules of the Nasdaq Stock Market.

The Securities and Exchange Commission ("SEC") has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees.  One of the rules adopted by the SEC requires a company to disclose whether it has an "audit committee financial expert" serving on its audit committee.

From May 1, 2005 to October 1, 2008, Director Edsel R. Burns served as the audit committee financial expert under the rules adopted by the SEC.  During that time, the Board also determined that Mr. Burns met the independence requirements set forth in the Marketplace Rules of the Nasdaq Stock Market.  However, on October 1, 2008, Director Burns became President of Energy Services of America Corporation, a publicly traded company of which Marshall T. Reynolds is Chairman and Chief Executive Officer.  The Company’s Board of Directors believes that in his capacity as President of Energy Services of America Corporation, Director Burns is no longer an independent director of Premier.  As such, Mr. Burns resigned from the Audit Committee.  Based on its review of the criteria of an audit committee financial expert under the rule adopted by the SEC the Board of Directors does not believe that any other member of the Board of Directors' Audit Committee could be described as an audit committee financial expert.  The Board has not yet determined whether to search for an audit committee financial expert to replace Mr. Burns or the appropriate process for such search.

The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Board.  A copy of the written Audit Committee charter was attached as Exhibit B to the 2007 annual meeting proxy statement which was filed with the SEC on April 24, 2007.  Please review the Audit Committee Report below.

Audit Committee Report
It is the responsibility of management to prepare the financial statements and the responsibility of Crowe Horwath LLP, the Company’s independent auditors, to audit the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In connection with its review of the Company’s financial statements for 2008, the Audit Committee:

•	Has reviewed and discussed the audited financial statements with management;
•
Has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and has with the independent accountant the independent accountant’s independence.

The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and considered the internal audit function’s organization, responsibilities, budget and staffing.  The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Premier Financial Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008.

Members of the Audit Committee:

               /s/ Keith F. Molihan, Chairman

               /s/ Neal W. Scaggs

               /s/ Hosmer A. Brown, III

               /s/ Thomas W. Wright

Compensation Committee
The Compensation Committee consists of Messrs. Wright, Scaggs and Molihan, all of whom are independent directors as defined in the Nasdaq Stock Market Marketplace Rules. The Committee reviews and determines salaries and other benefits for executive and senior management of the Company and its subsidiaries, reviews and determines the employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements. The Committee establishes the management compensation policy and the general compensation policies of the Company.

The Company’s Board of Directors has adopted a written charter for the Compensation Committee of the Board.  A copy of the written Compensation Committee charter was attached as Exhibit C to the 2007 annual meeting proxy statement which was filed with the SEC on April 24, 2007.  Please review the Company’s Compensation Discussion and Analysis as well as the Compensation Committee Report below.

EXECUTIVE OFFICERS OF THE COMPANY

The individuals named in the following table are the executive officers of the Company under applicable SEC disclosure rules.  Except as otherwise indicated, each executive officer has held the position indicated for the last five years.

Name	Age	Position
Marshall T. Reynolds	72	Chairman of the Board
Robert W. Walker	62	President and Chief Executive Officer
Brien M. Chase	44	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)
Dennis Klingensmith	55	Senior Vice President, Premier (Chief Executive Officer, First Central Bank)
Scot A. Kelley	52	Vice President, Credit Administration
Katrina Whitt	34	Vice President, Human Resources

Mr. Walker has held this position since October, 2001.  From September, 1998 until October, 2001 Mr. Walker was President, Boone County Bank, Inc.  Prior to that time, Mr. Walker was a Regional Vice President at Bank One, West Virginia, N.A.  Mr. Walker also serves on the Company’s asset/liability management committee.

Mr. Chase began his duties as CFO of the Company in April, 2002.  From June 1994 to January 2001, Mr. Chase was corporate accounting manager for One Valley Bancorp, Inc.  He also served as controller for four of the One Valley Bancorp subsidiaries.  Prior to that time, Mr. Chase was the senior accountant for One Valley Bancorp for six years.  Mr. Chase also serves on the Company’s asset/liability management committee.

Mr. Klingensmith has held this position since June, 1998 and has served as CEO of First Central Bank since November 2001.  Prior to that time, Mr. Klingensmith was an area Chief Executive Officer for Bank One, West Virginia, N. A.  Mr. Klingensmith was also acting CEO of Citizens’ Bank (Kentucky), Inc. from November 2002 to February 2003 and acting CEO of Farmers Deposit Bank from June 2003 to October 2003.  Mr. Klingensmith also serves on the Company’s asset/liability management committee.

Mr. Kelley began his duties in charge of Credit Administration in August, 2003.  Prior to that time, Mr. Kelley served Bank One, West Virginia, N.A in several capacities including Manager of Credit Analysis, Internal Auditor and Branch Manager from 1991 to 2003.  Mr. Kelley was appointed as Vice President of the Company in March, 2008.

Ms. Whitt began her duties in charge of Human Resources in July, 2003.  From October 1998 to July 2003, Ms. Whitt was Human Resources Generalist for Applied Card Systems.  Ms. Whitt was appointed as Vice President of the Company in March, 2008.

For additional information about Mr. Reynolds and Mr. Walker, see "ELECTION OF DIRECTORS.”

COMPENSATION DISCUSSION AND ANALYSIS

Premier has identified only three executives that meet the definition of a “named executive officer” to be discussed in the Compensation Discussion and Analysis; the Chief Executive Officer, Robert W. Walker; the Chief Financial Officer, Brien M. Chase and Senior Vice President, Dennis J. Klingensmith.  The following discussion details the Company’s goals in how it compensates these named executive officers, analyzes how the elements in Company’s compensation programs meet these goals, discusses how the Company determines the actual amounts paid to the named executive officers and finally presents, in tabular form, the amounts of compensation paid to each named executive officer in 2008.

The objectives of Premier’s compensation program are to attract and retain qualified individuals of high integrity, to motivate them to achieve the goals set forth in the Company’s business plan; to link executive and stockholder interests through incentive-based compensation; and to enhance the Company’s performance, measured by both short-term and long-term achievements.  Premier believes these goals will provide consistent, long-term shareholder value as well as build a vibrant franchise that will attract locally well known community bankers and customers.

To achieve these goals, Premier compensates its named executive officers using a base salary, a performance based annual bonus, and stock option awards.  Premier believes the interests of the Company and its shareholders are served by this three-part approach.  Under this approach the compensation of executive officers involves a part of their pay that is “at risk”--namely, the annual bonus and any stock option awards.  The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on the performance of the respective executive officer, whereas stock option grants typically only have value to the executive officer if there is a rise in Premier’s stock price beyond the grant date.

To attract and retain qualified individuals of high integrity, Premier pays a competitive base salary to its executive officers and offers the option to participate in customary benefits such as medical insurance and a 401k retirement plan.  Salaries are commensurate with an individual’s experience; ability to lead, implement and achieve the Company’s strategic goals; capability in enhancing the Company’s performance in light of potentially adverse changes in banking regulation, interest rates, the local and/or national economy, and other factors beyond the influence of management; and the executive’s level of integrity in dealing with customers, employees, shareholders and the directorship.

To reward short-term performance, Premier pays a discretionary annual bonus to the named executive officers as well as other key employees of the Company.  The bonus rewards better than anticipated financial performance, such as asset growth, income enhancing strategies, expense reduction strategies, and non-performing asset resolution.  The bonus also rewards other events such as successful regulatory examinations, the ability to recruit replacement management, quality financial disclosures and controls, strategic acquisitions or dispositions and other events the Company may consider from time-to-time.

To reward long-term performance and enhancements to long-term shareholder value, Premier offers stock options to the named executive officers as well as other key employees of the Company.  Options are typically granted once a year, near the beginning of the year, in conjunction with a regularly scheduled board of directors meeting.  Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.  As a matter of practice, Premier does not reprice stock options.  To reward long-term performance, the options typically vest in three equal annual installments beginning on the grant date and have a maximum ten-year term.  Premier believes the vesting schedule also provides incentive for the named executive officers to continue their employment with the Company.

The annual bonus, number of stock options and salary increase, if any, are determined annually.  Premier uses surveys conducted by local state banking associations to assess competitive market place compensation for its executive officers and uses ranges of compensation rather than specific targets.  The named executive officers do not have employment, severance or change-of-control agreements. They serve at the will of the Board of Directors, which enables Premier to terminate their employment with discretion as to the terms of any severance arrangement.

For any annual bonus, the CEO reviews the estimated full year financial results with the Board of Directors and, if appropriate, an annual bonus pool is determined.  Allocations from the pool are made to Premier’s subsidiary banks whose senior management make individual award recommendations.  Premier does not use rigid incentive formulas to determine the annual bonus, as simple formulas may tend to improperly favor one aspect of financial performance to the detriment of others, while complex formulas provide no real focus or are inevitably adjusted for unforeseen events.  A recommendation as to the bonus to be paid to each executive officer is based on an evaluation by the Chief Executive Officer of their individual performance for the prior year and their contribution toward Premier’s performance as a whole. After reviewing the final full year results, the Compensation Committee, with input from the CEO with respect to the other named executive officers and affiliate bank presidents, uses discretion in evaluating the individual award recommendations and determining the actual bonus amount to be awarded.  Premier believes that the annual bonus rewards those high-performing individuals who drive the financial results and long-term performance of the Company.

Similar to the annual bonus, the number of stock options granted to individuals is determined, with input from the CEO, by the Compensation Committee.  The number of stock options granted annually is modest so as not to dilute earnings per share either through the increase in the number of shares outstanding or through recorded stock compensation expense.  Stock options are granted with an exercise price equal to the closing price on the grant date and therefore only have value to the optionee if there is a rise in Premier’s stock price beyond the grant date.  Premier believes it is the accumulation of options over time that provides the real incentive for the named executive officers to propel the Company’s value to ever higher levels.

On November 14, 2008, Premier applied to participate in the U.S. Treasury Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”).  To participate in the CPP, Premier will be required to adopt the U.S. Treasury’s standards for executive compensation and corporate governance, for the period during which the U.S. Treasury holds equity issued under the CPP.  The foregoing requirements will preclude future payment of cash bonuses to Mr. Walker while TARP funds are outstanding.  Otherwise, the Premier Board of Directors does not anticipate that any material changes would need to be made to Premier’s existing compensation plans and arrangements to comply with the U.S. Treasury’s standards for executive compensation and corporate governance

The specific compensation amounts for each of Premier’s named executive officers for 2008 reflect the continued improvement in the Company’s financial performance.  A more detailed analysis of Premier’s 2008 financial results is contained in the Management Discussion and Analysis section contained in the annual report to shareholders and our Form 10-K filed with the Securities and Exchange Commission.

In determining the named executive officers’ compensation for 2008, the Compensation Committee considered the Company’s performance during 2007.  Net income increased from $6,501,000 in 2006 to $7,119,000 for 2007.  Earnings per share increased from $1.24 in 2006 to $1.36 in 2007.  The net interest margin improved from 4.32% in 2006 to 4.42% in 2007.  Net overhead costs decreased from 2.56% of average earning assets in 2006 to 2.32% of average earning assets in 2007.  Non-performing assets decreased from $7,453,000 at December 31, 2006 to $5,807,000 at December 31, 2007.  Net loan charge-offs remained low at $86,000 in 2007 and $70,000 in 2006.  Loans outstanding increased from $343,797,000 at December 31, 2006 to $346,570,000 at December 31, 2007.  On October 24, 2007, the Company entered into a merger agreement with Citizens First Bank, Inc., a $60 million bank located in Ravenswood, West Virginia.  On November 27, 2007, the Company entered into a merger agreement with Traders Bankshares, Inc., a $105 million single bank holding company located in Spencer, West Virginia.  The Company continued paying quarterly cash dividends to shareholders during 2007, increasing the quarterly dividend to $0.10 per share in March 2007.  Both Citizens First Bank, Inc. and Traders Bankshares, Inc. were acquired by the Company on April 30, 2008.

Based upon an evaluation of his contributions toward these and other events in 2007, his leadership performance and his potential to improve long-term shareholder value, the Compensation Committee granted Mr. Walker a salary increase of $10,500 in 2008 to $220,500 annually.  Considering the specific accomplishments achieved by Premier in 2007 and Mr. Walker’s integral part in negotiating and executing the merger agreements with Citizens First Bank, Inc. and Traders Bankshares, Inc., the Compensation Committee awarded Mr. Walker a $25,000 cash bonus which was paid in February 2008.  To continue to incent Mr. Walker to continue with his successful turnaround of Premier’s financial performance, to complete and facilitate the successful acquisitions of Citizens First Bank, Inc. and Traders Bankshares, Inc. and to reward him for long-term improvements in the stock’s value, the Compensation Committee granted him 10,000 options to buy Premier stock at $12.92 per share (the closing price on the February 20, 2008 grant date.)  This grant increased Mr. Walker’s total options to buy Premier stock to 32,750.  Additional information on Mr. Walker’s 2008 compensation is detailed in the tables below.

Based upon an evaluation of his contributions toward achieving the Company’s performance in 2007 as summarized above, his leadership in providing clear, concise and quality financial disclosures to the Board of Directors and shareholders through Premier’s annual and quarterly reports and this proxy statement, and his potential to improve long-term shareholder value, the Compensation Committee granted Mr. Chase a salary increase of $5,137 in 2008 to $96,863 annually.  Considering the specific accomplishments achieved by Premier in 2007 and Mr. Chase’s integral part in negotiating and executing the merger agreements with Citizens First Bank, Inc. and Traders Bankshares, Inc. and his preparation of the regulatory filings to facilitate the required approvals for the mergers, the Compensation Committee awarded Mr. Chase a $16,500 cash bonus which was paid in February 2008.  To continue to incent Mr. Chase to continue improve Premier’s financial performance, to complete and facilitate the successful acquisitions of Citizens First Bank and Traders Bankshares, Inc., and to reward him for long-term improvements in the stock’s value, the Compensation Committee granted him 5,000 options to buy Premier stock at $12.92 per share (the closing price on the February 20, 2008 grant date.)  This grant increased Mr. Chase’s total options to buy Premier stock to 16,500.  Additional information on Mr. Chase’s 2008 compensation is detailed in the tables below.

Based upon an evaluation of his contributions toward achieving the Company’s performance in 2007 as summarized above; his banking insight as CEO of First Central Bank located in Premier’s fastest growing market; his leadership at First Central which brought in over $11.0 million of new net loan volume to the Company and his potential to improve long-term shareholder value, the Compensation Committee granted Mr. Klingensmith a salary increase of $4,900 in 2008 to $127,100 annually.  Considering the specific accomplishments achieved by Premier in 2007, the Compensation Committee awarded Mr. Klingensmith a $9,000 cash bonus which was paid in February 2008.  To continue to incent Mr. Klingensmith to continue improve Premier’s financial performance and to reward him for long-term improvements in the stock’s value, the Compensation Committee granted him 3,000 options to buy Premier stock at $12.92 per share (the closing price on the February 20, 2008 grant date.)  This grant increased Mr. Klingensmith’s total options to buy Premier stock to 17,000.  Additional information on Mr. Klingensmith’s 2008 compensation is detailed in the tables below.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on such review and discussions, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Premier’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Members of the Compensation Committee:

/s/ Thomas W. Wright, Chairman

/s/ Keith F. Molihan

/s/ Neal W. Scaggs

Summary Compensation Table
The following table summarizes compensation earned in each of the three years ended December 31, 2008 by the Company's named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (2) (3) ($)	Total ($)
Robert W. Walker	2008	220,500	25,000	---	22,832	---	---	11,018	279,350
President and CEO	2007	210,000	20,000	---	21,633	---	---	9,820	261,453
	2006	200,000	20,000	---	20,747	---	---	9,030	249,777
Brien M. Chase	2008	102,000	16,500	---	11,415	---	---	4,411	134,326
Senior Vice President	2007	96,863	10,000	---	10,679	---	---	3,818	121,360
and CFO	2006	92,500	10,000	---	10,373	---	---	3,346	116,219
Dennis Klingensmith	2008	127,100	9,000	---	9,414	---	---	6,507	152,021
Sr. Vice President and	2007	122,200	10,000	---	12,982	---	---	5,975	151,157
CEO First Central Bank	2006	117,500	12,500	---	12,480	---	---	5,432	147,912

________________________

(1)
The amounts reported in this column represent the dollar amount recognized as expense for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006 for the fair value of stock options granted to each of the named executive officers in accordance with FAS 123R.  Premier's option grants vest in three equal annual installments and therefore the amount expensed in 2008 includes the first vesting year of the 2008 option grant, the second vesting year of the 2007 option grant and the third vesting year of the 2006 option grant.  Similarly, the amount expensed in 2007 includes the first vesting year of the 2007 option grant, the second vesting year of the 2006 option grant and the third vesting year of the 2005 option grant and the amount expensed in 2006 includes the first vesting year of the 2006 option grant, the second vesting year of the 2005 option grant and the third vesting year of the 2004 option grant.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  More information about stock compensation expense, including the assumptions used in the calculation of these amounts, is included in footnote 13 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.  These amounts reflect the Company's accounting expense for these awards and do not necessarily correspond to the actual value that may be ultimately recognized by the named executive officers.

(2)
The Company provides automobiles to Mr. Walker and Mr. Klingensmith due to their extensive travel for business purposes.  The Company's expense for providing the vehicle for the executive's personal use along with all other perquisites does not exceed $10,000 and therefore is not included in this table.

(3)
All other compensation consists of the Company's matching contributions to the executive's 401k plan account and amounts paid by the Company for the executive's participation in the Company’s benefit programs.

Grants of Plan Based Awards in Fiscal Year 2008
The following table provides information about options granted to the named executive officers in 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Robert W. Walker	Feb-20-2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	10,000	12.92	25,500
Brien M. Chase	Feb-20-2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	5,000	12.92	12,750
Dennis J. Klingensmith	Feb-20-2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	3,000	12.92	7,650
________________________

(1)
Options awarded in 2008 vest in three equal annual installments beginning on February 20, 2009.  The exercise price of the options awarded in 2008 was the closing price on February 20, 2008, the date of grant.  The $2.55 per share grant date fair value of each option awarded was determined using SFAS 123R as more fully described in footnote 13 to Premier's December 31, 2008 Financial Statements.

Outstanding Equity Awards at 2008 Fiscal Year-End
The following table provides information on the current holdings of stock options by the name executive officers.  This table includes unexercised and unvested option awards.  Each option grant is shown separately for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Robert W. Walker	0	10,000	n/a	12.92	Feb-20-2018	n/a	n/a	n/a	n/a
	1,667	3,333	n/a	14.22	Jan-17-2017	n/a	n/a	n/a	n/a
	3,334	1,666	n/a	16.00	Feb-16-2016	n/a	n/a	n/a	n/a
	5,000	0	n/a	11.62	Jan-19-2015	n/a	n/a	n/a	n/a
	4,000	0	n/a	9.30	Feb-18-2014	n/a	n/a	n/a	n/a
	3,750	0	n/a	7.96	Jan-15-2013	n/a	n/a	n/a	n/a
Brien M. Chase	0	5,000	n/a	12.92	Feb-20-2018	n/a	n/a	n/a	n/a
	834	1,666	n/a	14.22	Jan-17-2017	n/a	n/a	n/a	n/a
	1,667	833	n/a	16.00	Feb-16-2016	n/a	n/a	n/a	n/a
	2,000	0	n/a	11.62	Jan-19-2015	n/a	n/a	n/a	n/a
	2,000	0	n/a	9.30	Feb-18-2014	n/a	n/a	n/a	n/a
	2,000	0	n/a	7.96	Jan-15-2013	n/a	n/a	n/a	n/a
Dennis J. Klingensmith	0	3,000	n/a	12.92	Feb-20-2018	n/a	n/a	n/a	n/a
	1,000	2,000	n/a	14.22	Jan-17-2017	n/a	n/a	n/a	n/a
	2,000	1,000	n/a	16.00	Feb-16-2016	n/a	n/a	n/a	n/a
	3,000	0	n/a	11.62	Jan-19-2015	n/a	n/a	n/a	n/a
	2,500	0	n/a	9.30	Feb-18-2014	n/a	n/a	n/a	n/a
	2,500	0	n/a	7.96	Jan-15-2013	n/a	n/a	n/a	n/a

Director Compensation
The following table summarizes compensation earned in 2008 by the Company's directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Toney K. Adkins	10,500	n/a	n/a	n/a	n/a	n/a	10,500
Hosmer A. Brown, III	10,500	n/a	n/a	n/a	n/a	n/a	10,500
Edsel R. Burns	10,500	n/a	n/a	n/a	n/a	n/a	10,500
E.V. Holder, Jr.	10,500	n/a	n/a	n/a	n/a	n/a	10,500
Keith F. Molihan	10,500	n/a	n/a	n/a	n/a	n/a	10,500
Marshall T. Reynolds	10,500	n/a	n/a	n/a	n/a	n/a	10,500
Neal W. Scaggs	10,500	n/a	n/a	n/a	n/a	n/a	10,500
Robert W. Walker	(1)	n/a	n/a	n/a	n/a	n/a	0
Thomas W. Wright	10,500	n/a	n/a	n/a	n/a	n/a	10,500

________________________

(1)	In accordance with Company policy, as an employee of the Company, Mr. Walker does not receive any director compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's subsidiaries have made, and expect to make in the future to the extent permitted by applicable federal and state banking laws, bank loans in the ordinary course of business to directors and officers of the Company and its subsidiaries and their affiliates and associates on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  In the opinion of the Company, such loans do not involve more than a normal risk of collectibility or present other unfavorable features.  In addition, the Company's banking subsidiaries have engaged, and in the future may engage, in transactions with such persons and their affiliates and associates as a depositary of funds, transfer agent, registrar, fiduciary and provider of other similar services.

The Company has adopted a policy to conduct an appropriate review of all related party transactions on an ongoing basis, pursuant to which all material or related transactions with any director, officer or employee or other person or entity with which such director, officer, or employee is affiliated must be on terms no less favorable to the corporation than those that are generally available from unaffiliated third parties and must be approved and ratified by the audit committee by majority vote of its members who do not have an interest in the transaction.

During the years ended December 31, 2008, 2007, and 2006, the Company or its subsidiaries have paid approximately $218,000, $231,000, and $228,000, respectively, for commercial printing services and office supplies and furniture from Champion Industries, Inc., Huntington, West Virginia, of which the Company's Chairman of the Board, Marshall T. Reynolds, is its Chief Executive Officer and a principal shareholder and the Company’s director Toney K. Adkins is President and Chief Operating Officer.

The Company or its subsidiaries have paid The Harrah and Reynolds Corporation, a corporation controlled by Marshall T. Reynolds, approximately $533,000, $459,000, and $468,000 in 2008, 2007, and 2006, respectively, to permit employees of the Company and its subsidiaries to participate in a medical benefit plan sponsored and administered by The Harrah and Reynolds Corporation.

The Company leases its headquarters facility at 2883 Fifth Avenue, Huntington, West Virginia from River City Properties, LLC, an entity 12.5% owned by Chairman of the Board of Directors Marshall T. Reynolds.  The lease, for 5,900 square feet, had a 5 year term commencing in September 2002 and was renewed for an additional five year term in September 2007 with annual rent of $8.50 per square foot the first year and thereafter inflation adjusted.  The Company believes that the terms of this lease, which were approved by the Board of Directors, are no less favorable to the Company than those available from unrelated third parties. Annual lease payments totaled approximately $52,000, $52,000 and $52,000 in 2008, 2007 and 2006, respectively.

On April 30, 2008, the Company executed and delivered to First Guaranty Bank of Hammond, Louisiana a Promissory Note and Business Loan Agreement dated April 30, 2008 for the principal amount of $11,550,000, bearing interest floating daily at the “Wall Street Journal” prime rate (3.25% as of March 31, 2009) (the “Index”) minus 1.00% and requiring 59 monthly principal payments of $50,000 and one final payment of $8,600,000 due at maturity on April 30, 2013.  If the Index is between 5.00% and 6.00%, the interest on the note will be 5.00%.  If the Index falls below 5.00%, then the interest on the note will float with the Index.  The note is secured by a pledge of Premier’s 100% interest in Boone County Bank (a wholly owned subsidiary) under Commercial Pledge Agreement dated April 30, 2008.  The proceeds of this note were used to fund the $9,000,000 of cash needed to purchase Traders Bankshares, Inc. and to refinance the remaining $2,550,000 balance of Premier’s outstanding note with First Guaranty Bank dated January 31, 2006.

Premier’s chairman owns approximately 27.6% of the voting stock of First Guaranty Bank.  However, Premier’s board of directors determined during its vote to authorize the company to enter into the loan transaction that the terms of the financing, including the interest rate and collateral, were no less favorable than those which could be obtained from other financial institutions.

On December 31, 2008, the Company guaranteed a $6.0 million line of credit from the Bankers Bank of Kentucky to Abigail Adams National Bancorp, Inc. (“Abigail Adams”).  Premier’s subsidiary banks bought loan participations up to $4.5 million of this line of credit on a first-in last-out basis.  The line is secured by 100% of the stock of Abigail Adams’ subsidiary bank, Consolidated Bank & Trust, and 20% of the stock of Abigail Adams’ subsidiary bank, Adams National Bank.  The line of credit bears an interest rate floating daily with the J. P. Morgan Chase Prime Rate with a minimum interest rate of 5.00%.  Premier’s chairman owns approximately 17.2% of Abigail Adams and Premier’s Chief Executive Officer is interim Chief Executive Officer of Abigail Adams.  However, Premier’s board of directors determined during its vote to authorize the Company to purchase the loan participations that the terms of the financing, including the interest rate and collateral, were no more favorable than those which could be obtained by Abigail Adams from other financial institutions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of filings with the SEC and representations that no other reports were required, the Company believes that all of the Company’s directors and executive officers complied during fiscal 2007 with the reporting requirements of Section 16(a) of the Securities Exchange Act, except that Chairman Marshall T. Reynolds filed one late report with respect to one transaction, reporting his shares acquired via the exchange of 300 shares of Traders Bankshares, Inc. stock for 1,125 shares of Premier Financial Stock on the physical exchange date (June 19, 2008) rather than the closing date of the acquisition (April 30, 2008).

INDEPENDENT PUBLIC ACCOUNTANTS
 (Item 2 on Proxy)

At its meeting held on April 15, 2009, the Audit Committee appointed Crowe Horwath LLP to serve as the Company’s independent public accountants and auditors for the fiscal year ending December 31, 2009.  Crowe Horwath LLP has served as the Company’s independent public accountants and auditors since the 1995 fiscal year.

Representatives of Crowe Horwath LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees
Audit fees and expenses billed to the Company by Crowe Horwath LLP for the audit of the Company's financial statements for the fiscal years ended December 31, 2008 and December 31, 2007, and for review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q, are as follows:

Fiscal 2008	Fiscal 2007
$215,000	$193,300

Audit Related Fees
Audit related fees and expenses billed to the Company by Crowe Horwath LLP for years 2008 and 2007 for services related to the performance of the audit or review of the Company's financial statements that were not included under the heading "Audit Fees", are as follows:

Fiscal 2008	Fiscal 2007
$20,415	$32,680

Tax Fees
Tax fees and expenses billed to the Company by Crowe Horwath LLP for fiscal years 2008 and 2007 for services related to tax compliance, tax advice and tax planning, consisting primarily of preparing the Company's federal and state income tax returns for the previous fiscal periods and inclusive of expenses are as follows

Fiscal 2008	Fiscal 2007
$42,350	$34,650

All Other Fees
Fees and expenses billed to the Company by Crowe Horwath LLP for all other services provided during fiscal years 2008 and 2007 are as follows:

Fiscal 2008	Fiscal 2007
$6,275	$ 6,275

           In 2004, the Audit Committee established a policy whereby the independent auditor is required to seek pre-approval by the Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific estimates for each such service.

The Audit Committee approved all of the services performed by Crowe Horwath LLP during fiscal 2008.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services described above is compatible with maintaining the independent accountant’s independence.

The Company’s Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of Crowe Horwath LLP as the Company's independent accountants for the 2009 fiscal year.

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
 (Item 3 on Proxy)

As described above in the “Compensation Discussion and Analysis” section beginning on page 13 and in the compensation tables beginning on page 17 of this statement, the Company’s compensation programs are designed to:

•	attract and retain qualified individuals of high integrity;
•	motivate them to achieve the goals set forth in the Company’s business plan
•	link executive and stockholder interests through incentive-based compensation
•	enhance the Company’s performance, measured by both short-term and long-term achievements.

We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. In connection with our participation in the U.S. Treasury’s Capital Purchase Plan, we are required to submit a proposal allowing our shareholders to cast an advisory vote on our compensation program at the annual meeting of shareholders. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder of Premier Financial Bancorp, Inc., an opportunity to endorse or not endorse the compensation we pay to our named executive officers through the following resolution:

“RESOLVED, that the shareholders of Premier Financial Bancorp, Inc. approve the compensation of its executive officers included in the Summary Compensation Table in this Proxy Statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of the named executive officers (together with the accompanying narrative disclosure) contained in this Proxy Statement.”

Under the American Recovery and Reinvestment Act of 2009 (the “ARRA”), your vote is advisory and will not be binding upon our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  We believe that both the Company and its shareholders benefit from maintaining a constructive dialogue with its shareholders. This proposal is only one part of our corporate governance program and practices that maintain this dialogue with our shareholders and our commitment to the creation of long-term shareholder value.

The Company’s Board of Directors recommends that shareholders vote "FOR" the resolution to approve the compensation of named executive officers employed by the Company as described in the Compensation Discussion and Analysis and accompanying tables beginning on page 13.

CODE OF ETHICS

The Board of Directors adopted a Code of Business Conduct and Ethics on November 19, 2003 that applies to all of the Company's officers, directors and employees and a Code of Ethics for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer which supplements our Code of Business Conduct and Ethics (collectively the "Codes") which are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws.  We have filed copies of the Codes with the SEC as an exhibit to our December 31, 2003 annual report on Form 10-K.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Company by January 16, 2010 in order to be considered for inclusion in the Proxy Statement for the 2010 Annual Meeting of Shareholders.  In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting, unless the Company is provided with notice of such proposal no later than March 31, 2010.  However, even if notice is timely received, the proxies may nevertheless be entitled to exercise discretionary authority on the matter to the extent permitted by Securities and Exchange Commission regulations.

OTHER MATTERS

The only matters to be considered at the meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Annual Meeting of Shareholders and routine matters incident to the conduct of the meeting.  However, if any other matters should properly come before the meeting or any adjournment thereof, the Board of Directors intends that the persons named in the accompanying proxy form, or their substitutes, will vote the shares represented by such proxy form in accordance with their best judgment on such matters.

By Order of the Board of Directors,

/s/ E. V. Holder, Jr.
E.V. Holder, Jr.
                           Secretary

Huntington, West Virginia
May 14, 2009

☒	PLEASE MARK VOTES	PROXY	With- For All For hold Except
	AS IN THIS EXAMPLE	PREMIER FINANCIAL BANCORP, INC.
PROXY FOR 2009 ANNUAL MEETING OF SHAREHOLDERS		1. ELECTION OF DIRECTORS: To elect as directors the following nine (9) nominees:	☐ ☐ ☐
KNOW ALL MEN BY THESE PRESENTS, the undersigned shareholder of PREMIER FINANCIAL BANCORP, INC. (“Company”), Huntington, West Virginia, does hereby nominate, constitute and appoint
TONEY K. ADKINS and KEITH F. MOLIHAN
or any of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution, for me and in my name, place and stead, to vote all of the Common Stock of the company standing in my name on its books at the close of business on April 29, 2009, at the Annual Meeting of Shareholders to be held at the Pullman Plaza Hotel, 1001 3rd Avenue, Huntington, West Virginia, on June 17, 2009, at 10:30 a.m. (eastern daylight time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present as follows:

Toney K. Adkins            Hosmer A. Brown, III             Edsel R. Burns
E.V. Holder, Jr.              Keith F. Molihan            Marshall T. Reynolds
Neal W. Scaggs             Robert W. Walker           Thomas W. Wright

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Crowe Chizek and Company LLC as the Company’s independent auditors for the fiscal year ending December 31, 2008.	Fo For Against Abstain ☐ ☐ ☐
		3. ADVISORY (Non-Binding) PROPOSAL ON EXECUTIVE COMPENSATION. To consider and approve an advisory (non-binding) proposal on executive compensation.	For Against Abstain ☐ ☐ ☐

4. OTHER BUSINESS.
To transact such other matters as may properly be brought before the Annual Meeting or any adjournment thereof. (The Board of Directors does not know of any such other matters).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, A VOTE “FOR” ITEM 2, AND A VOTE "FOR" ITEM 3.

Information regarding the matters to be acted upon at the meeting is contained in the Notice of Annual Meeting of Shareholders and the Proxy Statement accompanying this proxy.

Please be sure to sign and date this Proxy in the box below.		Date

This proxy is solicited by the Board of Directors and will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, then the above named proxies, or any one of them, will vote the shares represented “FOR” all of the nominees listed in Item #1, “FOR” Item #2 and "FOR" Item 3 and in accordance with their discretion on any other business that may properly come before the meeting.

Stockholder sign above Co-holder (if any) sign above

Ã Detach above card, sign, date and mail in postage paid envelope provided. Ã
PREMIER FINANCIAL BANCORP, INC. HUNTINGTON, WEST VIRGINIA
Please sign above exactly as your name(s) appear(s) on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.
An addressed, postage prepaid envelope is enclosed for your convenience in promptly returning your proxy to the Company. The prompt return of your proxy will help the Company avoid additional costs in soliciting proxies.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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